Exhibit 99.1

FOR IMMEDIATE RELEASE

Nephros Raises $12.7 Million in New Financing

Company to Use Proceeds for Clinical Trials, Product Marketing and Working Capital

NEW YORK, September 25, 2007 – Nephros, Inc. (AMEX: NEP) announced today that it has entered into several subscription agreements whereby Lambda Investors LLC, GPC 76 LLC, Lewis P. Schneider and Enso Global Equities Partnership LP will collectively purchase an aggregate of approximately $12.7 million principal amount of Series A 10% Secured Convertible Notes due 2008 of Nephros, for the face value thereof.

Concurrent with the Company entering into the subscription agreements, Nephros entered into an exchange agreement with Southpaw Credit Opportunity Master Fund LP, 3V Capital Master Fund Ltd, Distressed/High Yield Trading Opportunities, Ltd., Kudu Partners, L.P. and LJHS Company, which each agreed to exchange the principal and accrued but unpaid interest under the outstanding $5,200,000 in initial principal amount of the 6% Secured Convertible Notes due 2012 of Nephros, for new Series B 10% Secured Convertible Notes due 2008, in an aggregate principal amount of $5,300,000.

Stockholders representing a majority of the outstanding shares of Nephros have agreed to the issuance of shares of the Company’s common stock upon the conversion of the Series A and Series B Notes and exercise of the Class D Warrants issuable upon such conversion.  Stockholders representing a majority of the outstanding shares also adopted an amendment to Nephros’ fourth amended and restated certificate of incorporation to increase the authorized shares of common stock of Nephros to 60 million.  These approvals will become effective twenty days after a definitive Schedule 14C Information Statement is sent or given the Company’s stockholders.

When the approval does become effective, all principal and accrued but unpaid interest under the new Series A and Series B notes will automatically convert to Nephros common stock at a conversion price per share equal to $0.706.  In the case of the Series A Notes, Class D Warrants also will be issued for the purchase of shares of common stock in the amount of 50% of the number of new shares issued at conversion, with an exercise price per share of common stock equal to $0.90.

While outstanding, the Series A and Series B Notes will accrue interest at a rate of 10% per annum, compounded annually and payable in arrears at maturity or conversion.  The Series A and Series B Notes are secured by a first lien and security interest on all of Nephros’ assets.  The Class D Warrants, when issued, will have a term of five years and will be non-callable by Nephros.

“With today’s announcement, Nephros will have the resources to accelerate and complete its human clinical trial on the road to regulatory approval of the Company’s OLpūr™ H2H™ Hemodiafiltration Module and OLpūr™ MD 220 Hemodiafilter in the United States,” said Norman Barta, president and CEO.  “At the same time, we’re placing our water filtration products on the fast track, moving forward with our marketing and sales in the hospital environment as well as our related military product development.  We look forward to this exciting new phase of progress for Nephros.”

Board Matters

On September 19, 2007, in conjunction with the closing of the financing, William J. Fox resigned as Executive Chairman and director of the Board, and Judy S. Slotkin, W. Townsend Ziebold, Jr. and Howard Davis resigned as directors of the board.

“Bill Fox has been a dedicated and committed executive chairman for Nephros,” noted Dr. Eric A. Rose, lead director of the Company.  “We wish him well in his future endeavors.  I also wish to acknowledge the good counsel of Mr. Ziebold, Mr. Davis and Ms. Slotkin during their tenure on the Nephros board.”

Effective September 19, 2007, in conjunction with the closing of the financing, Paul A. Mieyal and Arthur H. Amron were appointed directors of Nephros.  Dr. Mieyal and Mr. Amron are employed by Wexford Capital LLC, a registered investment advisory firm that manages Lambda.

Dr. Mieyal is a Vice President of Wexford Capital.  Prior to that, he was Vice President in charge of health care investments for Wechsler & Co., Inc. a private investment firm and registered broker dealer.  Dr. Mieyal serves as director of Danube Pharmaceuticals, inc., Epiphany Biosciences, Inc., GlobeImmune, Inc., Interventional Spine, Inc., Microbiogen Pty Ltd., Nile Therapeutics, Inc., and Tigris Pharmaceuticals, Inc. Dr. Mieyal received his Ph.D. in pharmacology from New York Medical College, a B.A. in chemistry and psychology from Case Western Reserve University, and is a Chartered Financial Analyst.

Mr. Amron is a partner of Wexford Capital and serves as its General Counsel.  He actively participates in various private equity transactions, particularly in the bankruptcy and restructuring areas, and has served on the board committees of a number of public and private companies in which Wexford has held investments.  Mr. Amron holds a JD from Harvard University, a B.A. in political theory from Colgate University, and is a member of the New York bar.

“Published scientific studies from experts in the field, its growing acceptance in Europe and the limitations of the current standard of care in the U.S. are compelling evidence that the Nephros Hemodiafiltration system holds great promise for success,” said Dr. Mieyal.  “In addition, the critical need for water free from bacteria, parasites and viruses, particularly in military, medical and emergency settings, makes the company’s Dual Stage Ultrafilter (DSU) an immediate and logical solution.”

About Nephros Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider.

ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products, particularly its Mid-Dilution Hemodiafiltration therapy, are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as “middle molecules,” due to their molecular weight, that have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are currently being used in over fifty clinics in Europe, and are distributed in Italy, France and Belgium.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company’s patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With initial focus on health care, the DSU is in a pilot-use program at a major medical center and has been selected for further development by the US Marine Corps. The Company considers the DSU a significant breakthrough in providing affordable and reliable water filtration. The DSU is based on Nephros’ proprietary water filtration technology originally designed for medical use in its H2H machine, and is a complimentary product line to the Company’s main focus, the ESRD therapy business.

For more information on Nephros please visit the Company’s website, www.nephros.com.

Forward Looking Statements
This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements include statements regarding the efficacy and intended use of the Company’s technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control.  Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to satisfy its obligations when they become due and payable and meet its anticipated cash needs and may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may be unable to show progress consistent with its plan of compliance to meet the American Stock Exchange’s continued listing standards or may be otherwise unable to timely regain compliance with the AMEX listing standards; (iv) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (v) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vi) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (vii) HDF therapy may not be accepted in the United States and/or Nephros’ technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros’ products; (viii) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (ix) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (x) FDA approval relating to Nephros’ OLpūr HD190 filter may not facilitate or have any effect on the regulatory approval process for its other products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets.  More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros’ filings with the Securities and Exchange Commission, including Nephros’ Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2006 and Nephros’ Quarterly Reports filed with the SEC on Form 10-QSB for the quarters ended June 30, 2007 and March 31, 2007.  Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACTS:

Norman Barta, CEO
Nephros, Inc.
212 781-5113

Paul G. Henning
Cameron Associates
212 554-5462
phenning@cameronassoc.com

# # #